 Filed Pursuant to Rule 424(b)(2)
 Registration No. 333-203548
Prospectus Supplement
(To Prospectus dated April 21, 2015)
$100,000,000
4.500% Fixed to Floating Rate Subordinated Notes due January 30, 2028
United Community Banks, Inc. is offering $100,000,000 aggregate principal amount of 4.500% Fixed to Floating Rate Subordinated Notes due January 30, 2028 (the “Notes”). From and including January 18, 2018, to, but excluding January 30, 2023, we will pay interest on the Notes semi-annually in arrears on each January 30 and July 30 at a fixed annual interest rate equal to 4.500%. From and including January 30, 2023, to, but excluding the maturity date or earlier redemption date, the interest rate will reset quarterly to an annual interest rate equal to the then-current three-month LIBOR, payable quarterly in arrears on each January 30, April 30, July 30 and October 30 of each year. Notwithstanding the foregoing, if then-current three-month LIBOR is less than zero, three-month LIBOR shall be deemed to be zero plus a spread of 212 basis points.
The Notes will be issued pursuant to an indenture, to be dated as of January 18, 2018, between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the first supplemental indenture, to be dated as of January 18, 2018, between us and the Trustee (the “Indenture”).
We may, beginning with the interest payment date of January 30, 2023 and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to but excluding the date of redemption. The Notes will not otherwise be redeemable by us prior to maturity, unless certain events occur, as described under “Description of the Notes — Redemption” in this prospectus supplement. The Notes will not be convertible or exchangeable.
The Notes will be unsecured subordinated obligations of United Community Banks, Inc. There is no sinking fund for the Notes. The Notes will be subordinated in right of payment to the payment of our existing and future senior indebtedness, including all of our general creditors, and they will be structurally subordinated to all of our subsidiaries’ existing and future indebtedness and other obligations. The Notes will not be guaranteed by any of our subsidiaries.
The Notes will not be listed on any securities exchange or made available for quotation on any quotation system. Currently, there is no market for the Notes.
	Per Note	Total
Public offering price(1)	100.00%	$100,000,000
Underwriting discounts and commissions	1.50%	$1,500,000
Proceeds, before expenses, to us	98.50%	$98,500,000

(1)
Plus accrued interest, if any, from the original issue date.

Investing in the Notes involves a high degree of risk. We urge you to carefully read the sections entitled “Risk Factors” beginning on page S-7 of this prospectus supplement and in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which is incorporated herein by reference.
The Notes are our unsecured obligations. The Notes are not deposits or other obligations of our bank subsidiary and are not insured by the Federal Deposit Insurance Corporation or any other government agency.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representations to the contrary is a criminal offense.
The underwriters expect to deliver the Notes to purchasers in book-entry form through the facilities of The Depository Trust Company (which, along with its successors, we refer to as “DTC”), and its direct participants, against payment therefor in immediately available funds, on or about January 18, 2018.
Morgan Stanley Joint Book-Running Manager	Sandler O’Neill + Partners, L.P. Joint Book-Running Manager
Prospectus Supplement dated January 10, 2018

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, or in any pricing supplement or free writing prospectus we may authorize to be delivered to you. We have not authorized anyone to provide you with information that is different from such information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus supplement and the accompanying prospectus, or any pricing supplement or any free writing prospectus is accurate only as of the date on its cover page regardless of the time of delivery or any sale of the Notes. In case there are differences or inconsistencies between this prospectus supplement and the accompanying prospectus and the information incorporated by reference, you should rely on the information in the document with the latest date.
The distribution of this prospectus supplement and the accompanying prospectus and the issuance of the Notes in certain jurisdictions may be restricted by law. We are issuing the Notes only in jurisdictions where such issuances are permitted. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Notes offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. To understand the offering fully and for a more complete description of the offering, you should read this entire document carefully, including particularly the “Risk Factors” section beginning on page S-7 of this prospectus supplement and in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which is incorporated herein by reference. You also should read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”.
As used in this prospectus supplement and the accompanying prospectus, unless the context requires otherwise, the terms “we,” “us,” “our,” “United” or “the Company” refer to United Community Banks, Inc. and its subsidiaries on a consolidated basis.

SUMMARY
The following summary highlights selected information contained elsewhere in this prospectus supplement and should be read together with the information contained in other parts of this prospectus supplement and the accompanying prospectus and does not contain all the information you will need to make your investment decision. You should read carefully this entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement before making your investment decision. This prospectus supplement provides you with a general description of United, the Notes issuable under this prospectus supplement and the offering. The accompanying prospectus, including exhibits to the prospectus, provides additional information about us and the Notes.
The Company
We are the third largest bank holding company headquartered in Georgia. At September 30, 2017, United had total consolidated assets of  $11.1 billion, total loans of  $7.2 billion, total deposits of $9.13 billion and shareholders’ equity of  $1.22 billion. These amounts do not take into account our acquisition of Four Oaks Fincorp, Inc., which closed on November 1, 2017. At June 30, 2017, Four Oaks Fincorp, Inc. had total assets of  $740 million, loans of  $498 million and deposits of  $560 million. United conducts substantially all of its operations through its wholly-owned Georgia bank subsidiary, United Community Bank (the “Bank”), which as of the date hereof, operated at 156 offices in Georgia, North Carolina, South Carolina and Tennessee.
Our community banks offer a full range of retail and corporate banking services, including checking, savings and time deposit accounts, secured and unsecured loans, wire transfers, brokerage and other financial services, and are led by local bank presidents and management with significant experience in, and ties to, their communities. Each of the local bank presidents has authority, alone or with other local officers, to make most credit decisions.
We also operate United Community Mortgage Services, a full-service retail mortgage lending operation approved as a seller/servicer for Fannie Mae and the Federal Home Mortgage Corporation, as a division of the Bank. The Bank owns an insurance agency, United Community Insurance Services, Inc., known as United Community Advisory Services. We also own a captive insurance subsidiary, United Community Risk Management Services, Inc., that provides risk management services for our subsidiaries. Another subsidiary of the Bank, United Community Payment Systems, LLC, provides payment processing services for the Bank’s commercial and small business customers. Additionally, we provide retail brokerage services through a third-party broker/dealer.
We were incorporated in 1987 as a Georgia corporation. Our principal executive offices are located at 125 Highway 515 East, Blairsville, Georgia 30512, and our telephone number is (706) 781-2265. Our website is https://www.ucbi.com. Information on our website is not incorporated into this prospectus supplement by reference and is not a part hereof.
For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017, June 30, 2017 and September 30, 2017. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”
Recent Developments
Pending Acquisition of NLFC Holdings Corp.
On January 8, 2018, we announced that we had reached a definitive agreement to acquire NLFC Holdings Corp. (the “Merger”) including its wholly-owned subsidiary, Navitas Credit Corp. (“Navitas”). Based in Ponte Vedra, Florida, Navitas is a nationwide provider of equipment finance products to small and medium-sized businesses. The transaction is consistent with our commitment to grow our specialty and commercial lending business, providing attractive risk-adjusted returns and enabling us to further expand our client offerings.

As of September 30, 2017, Navitas reported outstanding loans and leases totaling approximately $350 million in the aggregate comprised of a diversified group of business borrowers operating in multiple industries and geographic markets. At September 30, 2017, Navitas serviced over 17,000 finance contracts with a total original value of over $750 million for approximately 14,500 business customers.
Under the terms of the merger agreement, which has been unanimously approved by the Boards of Directors of both companies, NLFC Holdings Corp. stockholders will receive in the aggregate $130,000,000, $84,500,000 of which will be payable in cash and $45,500,000 of which will be payable in shares of our common stock.
The Merger is subject to the approval of the stockholders of NLFC Holdings Corp. and other customary conditions. The Merger is expected to close on February 1, 2018.
Acquisition of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust Company
On November 1, 2017, we completed our previously announced acquisition of Four Oaks Fincorp, Inc. (“FOFN”) and its wholly-owned bank subsidiary, Four Oaks Bank & Trust Company in exchange for the issuance of approximately 4,192,000 shares of our common stock to the FOFN shareholders. As of June 30, 2017, FOFN had total assets of  $740 million, loans of  $498 million, deposits of  $560 million, total liabilities of  $669 million. Four Oaks Bank & Trust Company, which operated 14 banking offices in the Raleigh, North Carolina metropolitan statistical area, will operate under the Four Oaks Bank & Trust Company brand until the system conversions are completed in the second quarter of 2018, at which time it will begin to operate as United Community Bank.
Under the terms of the merger agreement, FOFN shareholders received .6178 shares of United common stock and $1.90 for each share of FOFN common stock, or an aggregate of approximately $126 million based on United’s closing price of  $27.42 on October 31, 2017.
Risk Factors
Investing in the Notes involves risks. You should carefully consider the information under “Risk Factors” beginning on page S-7 of this prospectus supplement and under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Offering
Issuer
United Community Banks, Inc.
Securities Offered
$100,000,000 aggregate principal amount of 4.500% Fixed-to-Floating Rate Subordinated Notes due 2028
Denomination
$1,000 minimum denominations and $1,000 integral multiples thereof.
Public Offering Price
100% of the principal amount, plus accrued interest, if any, from January 30, 2018.
Maturity Date
January 30, 2028
Interest Rate
4.500% per annum, from and including January 18, 2018, to, but excluding January 30, 2023, semi-annually in arrears. From and including January 30, 2023, to, but excluding the maturity date or earlier redemption, a floating per annum rate equal to the then current three-month LIBOR (as defined in “Description of Notes — General”) provided, however, that in the event three-month LIBOR is less than zero, three-month LIBOR shall be deemed to be zero, plus 212 basis points, payable quarterly in arrears. Interest on the Notes during the fixed period will be computed on the basis of a 360 day year of twelve 30-day months and interest during the floating period will be calculated based upon the actual number of days during the period divided by 360 days.
Interest Payment Dates
Interest on the Notes will be payable on January 30 and July 30 of each year through, but not including, January 30, 2023, and thereafter on January 30, April 30, July 30 and October 30 of each year to, but excluding, the maturity date or earlier redemption. The first interest payment will be made on July 30, 2018.
Subordination; Ranking
The Notes will be our unsecured subordinated obligations and:
•
will rank junior in right of payment and upon our liquidation to any of our existing and all future Senior Indebtedness, all as described under “Description of the Notes — Ranking” in this prospectus supplement;

•
will rank junior in right of payment and upon our liquidation to any of our existing and all of our future general creditors;

•
will rank equal in right of payment and upon our liquidation with any of our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes;

•
will rank senior in right of payment and upon our liquidation to (i) our existing junior subordinated debentures underlying outstanding trust preferred securities, and (ii) any of our indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to note indebtedness such as the Notes; and

•
will be effectively subordinated to our future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of our subsidiaries, including without limitation the Bank’s depositors, liabilities to general creditors and liabilities arising during the ordinary course of business or otherwise.

As of September 30, 2017, on a consolidated basis, our outstanding indebtedness and other liabilities totaled approximately $9.9 billion, which includes approximately $9.1 billion of deposit liabilities and $633 billion of outstanding indebtedness that rank structurally senior to the Notes. As of September 30, 2017, we also had approximately $16.7 million of outstanding junior subordinated debt securities that rank junior to the Notes.
The Indenture does not limit the amount of additional indebtedness we or our subsidiaries may incur.
Optional Redemption
We may, at our option, beginning with the interest payment date of January 30, 2023 and on any scheduled interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.
Use of Proceeds
We intend to use the net proceeds from this offering for the financing of the cash consideration payable by United in connection with the Merger and for general corporate purposes, which may include other acquisitions.
Events of Default; Remedies
The Notes will contain customary payment, covenant and insolvency events of default. The Trustee and the holders of the Notes may not accelerate the maturity of the Notes upon the occurrence of any payment or covenant event of default. However, if an insolvency-related event of default occurs, the principal of, and accrued and unpaid interest on, the Notes will become immediately due and payable without any action of the Trustee or the holders of the Notes. In the event of such an acceleration of the maturity of the Notes, all of our obligations to holders of our Senior Indebtedness will be entitled to be paid in full before any payment or distribution, whether in cash, securities or other property, can be made on account of the principal of, or accrued and unpaid interest on, the Notes. See “Description of the Notes — Events of Default; Limitation on Suits.”
Sinking Fund
None.
Additional Notes
We may from time to time, without notice to or consent of the holders, increase the aggregate principal amount of the Notes outstanding by issuing additional notes in the future with the same terms as the Notes, except for the issue date, the offering price and the first interest payment date, and such additional notes may be consolidated with the Notes issued in this offering and form a single series.

Listing
United does not intend to list the Notes on any securities exchange or to have the Notes quoted on a quotation system. Currently, there is no public market for the Notes and there can be no assurance that any public market for the Notes will develop.
Governing Law
The Notes and the Indenture will be governed by the laws of the State of New York.
Trustee
The Bank of New York Mellon Trust Company, N.A.
Global Note; Book-Entry System
The Notes will initially be issued in fully registered form without interest coupons. The Notes will be evidenced by a global note deposited with the Trustee, as custodian for DTC, and registered in the name of DTC or a nominee of DTC. Beneficial interests in the global note will be shown on, and transfers of those beneficial interest can only be made through, records maintained by DTC and its participants.
U.S. Federal Income Tax Consequences
You should carefully review the section “Certain Material U.S. Federal Income Tax Consequences” in this prospectus supplement and discuss the tax consequences of your particular situation with your tax advisor.

RISK FACTORS
Investing in the Notes involves a high degree of risk. You should carefully review the risks and uncertainties listed below, together with the risk factors described in the section entitled “Risk Factors” in each of the accompanying prospectus and our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we have filed or will file with the SEC and which are incorporated by reference into this prospectus supplement. The risks described in these documents are not the only ones we face, but those that we currently consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section below entitled “A Warning About Forward-Looking Statements”.
Risks Related to the Notes
Our obligations under the Notes will be unsecured and subordinated to our existing and future Senior Indebtedness.
The Notes will be subordinated obligations of ours. Accordingly, they will be junior in right of payment to any existing and future Senior Indebtedness (as defined in “Description of the Notes — Ranking” in this prospectus supplement). The Notes will rank equally with all other unsecured subordinated indebtedness of ours issued in the future under the Indenture. In addition, the Notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations, including deposits, of our subsidiaries, including the Bank. Because the Notes will not be secured by any of our assets, they also will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. As of September 30, 2017, on a consolidated basis our outstanding indebtedness and other liabilities totaled approximately $9.9 billion, which includes approximately $9.1 billion of deposit liabilities and $633 billion of outstanding indebtedness that rank structurally senior to the Notes.
The Notes will rank equally with all other unsecured subordinated indebtedness of ours issued in the future under the Indenture. The Indenture does not limit the amount of Senior Indebtedness and other financial obligations or secured obligations that we or our subsidiaries may incur. As a result of the subordination provisions described above and in the following paragraph, holders of Notes may not be fully repaid in the event of bankruptcy, liquidation or reorganization of United.
The Notes are not obligations of, or guaranteed by, our subsidiaries and are structurally subordinated to all liabilities of our subsidiaries.
The Notes will be obligations of United only and will not be guaranteed by any of our subsidiaries, including the Bank. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries (including, in the case of the Bank, its depositors) generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any debt of that subsidiary senior to that held by us, and our rights could otherwise be subordinated to the rights of other creditors and depositors of that subsidiary. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions may also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make interest and principal payments on the Notes.
Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding.
As a bank holding company, our ability to pay the principal of, and interest on, the Notes is subject to the guidelines of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) regarding capital adequacy. We intend to treat the Notes as “Tier 2 capital” of United under the Federal

Reserve Board’s regulatory capital rules and guidelines. Moreover, under Federal Reserve Board policy, a bank holding company is required to act as a source of financial and managerial strength to each of its banking subsidiaries and commit resources to their support, including the guarantee of capital plans of an undercapitalized bank subsidiary. Such support may be required at times when a holding company may not otherwise be inclined to provide it. We may be unable to pay accrued interest on the Notes on one or more of the scheduled interest payment dates or at any other time or the principal of the Notes at the maturity of the Notes.
If United was to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee would be deemed to have assumed and would be required to cure immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of the Bank and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.
We may be unable to repay the Notes.
As a bank holding company, our ability to pay interest on, and the principal amount of, our indebtedness, including the Notes, depends primarily on the receipt of dividends from the Bank as our wholly-owned bank subsidiary. Dividend payments from the Bank are subject to legal and regulatory limitations, generally based on retained earnings, imposed by bank regulatory agencies. The ability of the Bank to pay dividends is also subject to financial condition, regulatory capital requirements, capital expenditures and other cash flow requirements.
Our failure to pay interest on, or the principal amount of, the Notes when due and payable will constitute an event of default under the Notes and the Indenture. We may not have sufficient funds to make the required interest payments or the principal amount at maturity of the Notes or have the ability to arrange necessary financing on acceptable terms. We also cannot assure you that we will have sufficient funds or will be able to arrange for additional financing to pay such amounts when due. In addition, future borrowing arrangements or regulatory or other agreements or obligations to which we become a party may contain restrictions on, or prohibitions against, our repayment of the Notes. Our inability to pay for your Notes could result in your receiving substantially less than the principal amount of the Notes.
The Notes contain limited events of default, and the remedies available thereunder are limited.
As described in “Description of the Notes — Events of Default; Limitation on Suits,” the Notes contain limited events of default and remedies. As a result of our intent to treat all of the Notes as Tier 2 capital after the consummation of the offering of the Notes, the ability of the Trustee under the subordinated debt Indenture that governs the Notes and the holders of the Notes to accelerate the maturity of and our obligation to pay immediately the principal of, and any accrued and unpaid interest on the Notes will be limited to the events of default that occur upon the entry of a decree or order for relief in respect United by a court having jurisdiction in the premises in an involuntary proceeding under Chapter 7 (liquidation) or Chapter 11 (reorganization) of the U.S. Bankruptcy Code as now or hereafter in effect, and such decree or order having continued unstayed and in effect for a period of 60 consecutive days or if United commences a bankruptcy or insolvency proceeding or consents to the entry of an order in an involuntary proceeding under Chapter 7 (liquidation) or Chapter 11 (reorganization) of the U.S.Bankruptcy Code as now or hereafter in effect. Consequently, neither the Trustee nor any holder of Notes has or will have the right to accelerate the maturity of the Notes in the case of our failure to pay the principal of, or interest on, the Notes or our nonperformance of any other covenant or warranty under the Notes or the Indenture. The holders of our outstanding subordinated notes and junior subordinated debentures are subject to substantially the same limitations, but the holders of our Senior Indebtedness are not and will not be subject to limitations of that type. If the holders of our senior indebtedness are able to accelerate the maturity of some or all of our Senior Indebtedness at a time when a noninsolvency default has occurred, but an insolvency default has not occurred, with respect to the Notes, such holders of our Senior Indebtedness may be able to accelerate the maturity of, and pursue the payment in full of, that Senior Indebtedness while the holders of the Notes would be unable to pursue similar remedies with respect to the Notes.

Our indebtedness could adversely affect our financial results and prevent us from fulfilling our obligations under the Notes.
Our principal and interest payment obligations under our currently outstanding indebtedness are significant. The degree to which we will be leveraged after incurring any additional indebtedness pursuant to this offering could materially and adversely affect our ability to obtain additional necessary financing and could make us more vulnerable to industry downturns and competitive pressures. Our ability to meet our debt service obligations will be dependent upon our future performance, which will be subject to financial, business, regulatory and other factors affecting our operations, many of which are beyond our control.
We may be unable to generate sufficient cash flow to satisfy our obligations under the Notes.
Our ability to generate cash flow from operations to make interest payments on the Notes will depend on our future performance, which will be affected by a range of economic, competitive and business factors. We cannot control many of these factors, including general economic conditions. If our operations do not generate sufficient cash flow to satisfy our obligations under the Notes, we may need to borrow additional funds to make these payments or undertake alternative financing plans, such as refinancing or restructuring our debt, or reducing or delaying capital investments and acquisitions. Such additional funds or alternative financing may not be available to us on favorable terms, or at all. Our inability to generate sufficient cash flow from operations, incur substantially more debt or obtain additional funds or alternative financing on acceptable terms could have a material adverse effect on our business, financial condition and results of operations.
There are limited covenants in the Indenture pursuant to which we will issue the Notes.
There are no financial covenants in the Indenture. You are not protected under the Indenture in the event of a highly leveraged transaction, reorganization, default under our existing Indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under “Description of Notes — Covenants” included in this prospectus supplement.
In addition, neither we nor any of our subsidiaries is restricted from incurring additional debt or other liabilities, including additional senior debt, under the Indenture pursuant to which we will issue the Notes. If we incur additional debt or liabilities, our ability to pay our obligations on the Notes could be adversely affected. We expect to incur, from time to time, additional debt and other liabilities. In addition, we are not restricted under the Indenture from granting security interests in our assets, except to the extent described under “Description of Notes — Covenants” in this prospectus supplement, or from paying dividends or issuing or repurchasing our securities.
We and/or the holders of the Notes may be adversely affected by unfavorable rating actions from (or an adverse development affecting) credit rating agencies.
Our ability to access the capital markets is important to our overall funding profile. This access and the interest rates that we pay on our securities are influenced by, among other things, the ratings assigned by rating agencies to us and particular classes of securities that we issue. In general, rating agencies base their ratings on many quantitative and qualitative factors, including capital adequacy, liquidity, asset quality, business mix and level and quality of earnings, and our ratings may change from time to time. In addition, rating agencies have themselves been subject to scrutiny arising from the 2008 financial crisis, and rating agencies may make, or be required to make, substantial changes to their ratings policies and practices, and such changes may affect ratings of our securities.
A rating agency may downgrade, qualify or withdraw a rating at any time. Any decrease, or potential decrease, in credit ratings could have an adverse effect on the market price of the Notes, impair our ability to access the capital markets and/or increase the cost of our debt, and thereby adversely affect our liquidity and financial condition. We also cannot predict whether customer relationships or opportunities for future relationships could be adversely affected by customers who choose to do business with a higher rated institution. Additionally, rating agencies that we have not engaged to provide a rating may nevertheless issue an unsolicited rating. If any such unsolicited ratings are issued, they may be different from the ratings previously issued by other rating agencies. The issuance of unsolicited ratings that are different from the previously issued ratings may affect the value of the Notes. Below investment-grade securities are subject to a higher risk of price volatility than similar, higher-rated securities. Furthermore, increases in leverage or deteriorating outlooks for an issuer, or volatile markets, could lead to continued significant deterioration in market prices of below-investment grade rated securities. If the SEC determines in the future that any rating agency that has rated us or the Notes no longer qualifies as a “nationally recognized statistical ratings organization” for purposes of the federal securities laws, that determination may have an adverse effect on the market price of the Notes.
An investment in the Notes is not an insured deposit.
The Notes are not bank deposits and, therefore, are not insured against loss by the Federal Deposit Insurance Corporation (“FDIC”). The Notes are also not insured by any other public or private entity. Investment in the Notes is inherently risky for the reasons described in this “Risk Factors” section and elsewhere in this prospectus supplement and is subject to the same market forces that affect the securities in any company. As a result, if you acquire the Notes, you may lose some or all of your investment.
We do not intend to apply to list the Notes on any securities exchange and an active trading market may not develop for the Notes.
The Notes will not be liquid investments because no public trading market currently exists for the Notes and it is unlikely that a market will develop. We do not intend to apply for the listing of the Notes on any securities exchange or for the quotation of the Notes on any quotation system. As a result, an active market for the Notes may not develop. Even if a trading market for the Notes were to develop, it may not continue, and a purchaser of some or all of the Notes may not be able to sell such Notes at or above the price at which they were purchased. Potential purchasers of the Notes should consider carefully the limited liquidity of such investment before purchasing some or all of the Notes.
The amount of interest payable on the Notes will vary based on LIBOR.
From and including January 30, 2023, excluding the maturity date or earlier redemption date, the Notes will bear a floating interest rate calculated based on three-month LIBOR. Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, the floating rate Notes. In recent years, interest rates have been volatile, and that volatility may be expected in the future.
The historical levels of three-month LIBOR are not an indication of the future levels of three-month LIBOR.
In the past, the level of three-month LIBOR has experienced significant fluctuations. You should note that historical levels, fluctuations and trends of three-month LIBOR are not necessarily indicative of future levels. Any historical upward or downward trend in three-month LIBOR is not an indication that three-month LIBOR is more or less likely to increase or decrease at any time during the floating rate period of the notes, and you should not take the historical levels of three-month LIBOR as an indication of its future performance.
Uncertainty relating to the LIBOR calculation process may adversely affect the value of the Notes.
Regulators and law enforcement agencies in the United Kingdom and elsewhere are conducting civil and criminal investigations into whether the banks that contribute to the British Bankers’ Association (the “BBA”) in connection with the calculation of daily LIBOR may have been underreporting or otherwise manipulating or attempting to manipulate LIBOR. Actions by the BBA, regulators or law enforcement agencies, as well as ICE Benchmark Administration (the current administrator of LIBOR), may result in changes to the manner in which LIBOR is determined or the establishment of alternative reference rates. For example, on July 27, 2017, the U.K. Financial Conduct Authority announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021. At this time, it is not possible to predict the effect of any such changes, any establishment of alternative reference rates or any other reforms to LIBOR that may be implemented in the United Kingdom or elsewhere. Uncertainty as to the nature of such potential changes, alternative reference rates or other reforms may result in a sudden or prolonged increase or decrease in reported LIBOR rates or otherwise adversely affect the trading market for LIBOR-based securities, including the Notes. If any of these were to occur, the value of the Notes may be affected.
To the extent that three-month LIBOR is discontinued or is no longer quoted, the applicable rate used to calculate interest on the Notes beginning in 2022 will be determined using the alternative methods described in “Description of the Notes — Payment of Principal and Interest.” Any of these alternative methods may result in interest payments that are lower than or that do not otherwise correlate over time with the payments that would have been made on the notes if three-month LIBOR were available in its current form. The final alternative method sets the interest rate for an interest period at the same rate as the immediately preceding interest period (or at 4.500% in the case of the interest period commencing on the first reset date). The Bank will appoint a banking institution or trust company to act as calculation agent with respect to the calculation of an alternate floating rate in the event the three-month LIBOR is discontinued or is no longer quoted. If the Bank is unable to identify a third party that is willing to serve as the calculation agent, the Bank will be responsible for calculating the interest rate for each floating rate distribution period. Any of the above methods, changes or any other consequential changes to LIBOR as a result of international, national, or other proposals for reform or other initiatives or investigations, or any further uncertainty in relation to the timing and manner of implementation of such changes, could have a material adverse effect on the value of and return on the Notes.
Holders of the Notes will have no rights against the publishers of LIBOR.
Holders of the Notes will have no rights against the publishers of LIBOR, even though the amount they receive on each interest payment date after January 30, 2023 will depend upon the level of LIBOR. The publishers of LIBOR are not in any way involved in this offering and have no obligations relating to the Notes or the holders of the Notes.
Risks Associated with Our Business and Related to Regulatory Events
For a discussion of the risks associated with our business and industry, as well as the risks related to legislative and regulatory events, see the section entitled “Risk Factors” in each of our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report for the quarterly period ended September 30, 2017, which is incorporated in this prospectus supplement by reference.
We may be unable to successfully integrate Navitas’ operations and retain its key employees.
The Merger involves the integration of two companies that previously operated independently. The difficulties of combining the companies’ operations include integrating personnel, departments, systems, operating procedures and information technologies and retaining key employees. Failures in integrating operations or the loss of key personnel could have a material adverse effect on the business and results of operations of the combined company.
If the merger is not completed, our common stock could be materially adversely affected.
The Merger is subject to customary conditions to closing, including the approval of the NLFC shareholders. In addition, we and NLFC may terminate the merger agreement under certain circumstances. If we and NLFC do not complete the Merger, the market price of our common stock may fluctuate to the extent that the current market prices of those shares reflect a market assumption that the Merger will be completed. Further, we would not realize any of the expected benefits of having completed the Merger. If the Merger is not completed, additional risks may materialize or materially adversely affect the business, results of operations and stock prices of United.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS
This prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), about United and its subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends” or “anticipates,” the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions or events, and statements about the future performance, operations, products and services of United and its subsidiaries. We caution our investors and other readers not to place undue reliance on such statements.
Our businesses and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statement. Such risks, uncertainties and other factors that could cause actual results and experiences to differ from those contemplated include, but are not limited to, the risk factors set forth in this prospectus supplement or our Annual Report on Form 10-K for the year ended December 31, 2016, as well as the following factors:
•
the condition of the general business and economic environment;

•
the results of our internal credit stress tests may not accurately predict the impact on our financial condition if the economy were to deteriorate;

•
our ability to maintain profitability;

•
our ability to fully realize the balance of our net deferred tax asset, including net operating loss carryforwards;

•
the impact of lower federal income tax rates on the carrying amount of our deferred tax asset;

•
a requirement to increase the valuation allowance on our net deferred tax asset in future periods;

•
the condition of the banking system and financial markets;

•
our ability to raise capital;

•
our ability to maintain liquidity or access other sources of funding;

•
changes in the cost and availability of funding;

•
the success of the local economies in which we operate;

•
our lack of geographical diversification;

•
our concentrations of residential and commercial construction and development loans and commercial real estate loans are subject to unique risks that could adversely affect our earnings;

•
changes in prevailing interest rates may negatively affect our net income and the value of our assets and other interest rate risks;

•
our accounting and reporting policies;

•
if our allowance for loan losses is not sufficient to cover actual loan losses;

•
losses due to fraudulent and negligent conduct of our loan customers, third party service providers or employees;

•
risks related to our communications and information systems, including risks with respect to cybersecurity breaches;

•
our reliance on third parties to provide key components of our business infrastructure and services required to operate our business;

•
competition from financial institutions and other financial service providers;

•
risks with respect to our ability to successfully expand and complete acquisitions and integrate businesses and operations that are acquired;

•
deteriorating conditions in the stock market, the public debt market and other capital markets;

•
the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and related regulations;

•
changes in laws and regulations or failures to comply with such laws and regulations;

•
changes in regulatory capital and other requirements;

•
the costs and effects of litigation, examinations, investigations, or similar matters, or adverse facts and developments related thereto;

•
possible regulatory or judicial proceedings, board resolutions, informal memorandums of understanding or formal enforcement actions imposed by regulators;

•
changes in tax laws, regulations and interpretations or challenges to our income tax provision;

•
our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures;

•
we may be unable to successfully integrate Navitas’ operations and retain its key employees, or realize the expected financial impact of the Merger; and

•
we may not complete the Merger.

Additional information with respect to factors that may cause actual results to differ materially from those contemplated by such forward-looking statements may also be included in other reports that we file with the SEC. We caution that the foregoing list of factors is not exclusive, and that you should not place undue reliance on forward-looking statements. We do not intend to update any forward-looking statement, whether written or oral, relating to the matters discussed in this prospectus supplement.
USE OF PROCEEDS
The proceeds to us from the sale of the Notes will be approximately $98,500,000 (after deducting estimated underwriting discounts and commissions and estimated offering expenses). We intend to use the net proceeds from this offering to fund the cash consideration payable by United in connection with the Merger and for general corporate purposes, which may include the financing of other acquisitions.
CAPITALIZATION
The following table sets forth our consolidated capitalization as of September 30, 2017, on an actual basis and as adjusted to give effect to the (i) consideration paid in cash and shares of common stock, and subordinated debt and trust preferred securities assumed in connection with our acquisition of FOFN on November 1, 2017, (ii) maturity and repayment of our 9.00% Senior Notes due 2017 on October 15, 2017, (iii) issuance of common stock in connection with the Merger, and (iv) sale of the Notes in this offering, but not the application of the net proceeds from such sale. Additionally, it does not contemplate the revaluation of our net deferred tax asset.

The following table should be read in conjunction with our consolidated financial statements and the related notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.
	As of September 30, 2017
	Actual	As Adjusted
	(unaudited) (in thousands)
Federal Home Loan Bank advances and other borrowings over one year	$222,000	$242,000
Long-term debt:
9.00% Senior Notes due 2017	35,000	—
5.00% Senior Notes due 2022	50,000	50,000
5.50% Senior Notes due 2027	35,000	35,000
6.25% Subordinated Notes due 2025	—	11,500
Notes offered hereby	—	100,000
Trust preferred securities	19,450	31,450
Total long-term debt	361,450	469,950
Shareholders’ equity:
Common stock, $1 par value; 150,000,000 shares authorized; 73,403,453 and 79,168,590 shares issued and outstanding, actual and as adjusted, respectively	73,403	79,168
Common stock issuable; 588,445 shares	8,703	8,703
Capital surplus	1,341,346	1,494,746
Accumulated deficit	(192,128)	(192,128)
Accumulated other comprehensive loss	(10,684)	(10,684)
Total shareholders’ equity	1,220,640	1,379,805
Total capitalization	$1,582,090	$1,849,755

RATIOS OF EARNINGS TO FIXED CHARGES
The following table sets forth our consolidated ratio of earnings to fixed charges and our ratio of earnings to fixed charges excluding interest on deposits for the periods indicated:
	For the Nine Months Ended September 30, 2017	For the Years Ended December 31,
		2016	2015	2014	2013	2012
Ratios of earnings to fixed charges(1):
Including deposit interest	6.11x	7.12x	6.20x	4.95x	1.35x	1.28x
Excluding deposit interest	10.12x	10.89x	9.65x	8.09x	1.50x	1.48x

(1)
Fixed charges consist of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, an estimate of the interest with rental expense, pre-tax earnings required to pay dividends on outstanding preferred stock and pre-tax accretion.

DESCRIPTION OF THE NOTES
This section outlines the specific financial and legal terms of the Notes that are more generally described under “Description of Securities — Description of Debt Securities” beginning on page 10 of the accompanying prospectus. If anything described in this section is inconsistent with the terms described under “Description of Securities — Description of Debt Securities” in the accompanying prospectus, the terms described here shall prevail.
This summary and the summary in the accompanying prospectus under “Description of Securities — Description of Debt Securities” is not meant to be a complete description of the Notes. This description, and the description in the accompanying prospectus, is subject to and qualified in its entirety by reference to our Restated Articles of Incorporation, as amended (the “Articles”), and our Amended and Restated Bylaws, as amended (the “Bylaws”), the applicable provisions of the Georgia Business Corporation Code, and the Indenture. The Articles and Bylaws are filed as exhibits to our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, and the Indenture is filed as an exhibit to the registration statement of which this prospectus supplement forms a part.
Wherever particular provisions or defined terms of the Indenture or the Notes are referred to, these provisions or defined terms are incorporated in this prospectus supplement by reference. We urge you to read these documents in their entirety because they, and not this description, define the rights of holders of the Notes. You may request copies of these documents from us upon written request at our address, which is listed in this prospectus supplement under “Where You Can Find More Information”.
General
We are offering $100,000,000 aggregate principal amount of 4.500% Fixed to Floating Rate Subordinated Notes due January 30, 2028 (the “Notes”). From and including January 18, 2018, to, but excluding January 30, 2023, we will pay interest on the Notes semi-annually in arrears on each January 30 and July 30 at a fixed annual interest rate equal to 4.500%. From and including January 30, 2023, to, but excluding the maturity date or earlier redemption date, the interest rate will reset quarterly to an annual interest rate equal to the then-current three-month LIBOR, payable quarterly in arrears on each January 30, April 30, July 30 and October 30 of each year. Notwithstanding the foregoing, if then-current three-month LIBOR is less than zero, three-month LIBOR shall be deemed to be zero plus a spread of 212 basis points.
“Interest Reset Period” means each quarterly period during the periods in which the interest rate on the Notes is a floating rate equal to 3-month LIBOR plus basis points, commencing on and including an interest payment date and ending on but excluding the next succeeding interest payment date. The first Interest Reset Period shall commence on and include January 30, 2023.
“LIBOR” means, (i) the rate for deposits in U.S. dollars for the 3-month period which appears on Reuters LIBOR 01 (as defined below) at approximately 11:00 a.m., London time, on the applicable interest determination date. “Reuters LIBOR 01” means the display designated on page LIBOR 01 on the Reuters Service (or such other page as may replace the LIBOR 01 page on that service or any successor service for the purpose of displaying London interbank offered rates for U.S. dollar deposits of major banks), and (ii) with respect to an interest determination date on which no rate appears on Reuters LIBOR 01 as of approximately 11:00 a.m., London time, on such interest determination date, the calculation agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the underwriters) in the London interbank market selected by the Company to provide the calculation agent with a quotation of the rate at which deposits of U.S. dollars having a three-month maturity, commencing on the second London business day immediately following such interest determination date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such interest determination date in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time. If at least two such quotations are provided, LIBOR for such interest determination date will be the arithmetic mean of such quotations as calculated by the calculation agent. If fewer than two quotations are provided, LIBOR for such interest determination date will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., New York City time, on such interest determination date by three major banks (which may include affiliates of the underwriters) selected by the Company for loans in U.S. dollars to leading European banks having a three-month maturity commencing on the second London business day immediately following such interest determination date and in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Company are not quoting such rates as mentioned in this sentence, LIBOR for such interest determination date will be LIBOR determined with respect to the immediately preceding interest determination date.
“London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.
The Notes will be issued only in fully registered form without interest coupons, and only in denominations of  $1,000 of principal amount and any integral multiple of  $1,000 in excess thereof.
There is no sinking fund for the Notes. The Notes are not deposits or other obligations of our bank subsidiary and are not insured by the FDIC or any other government agency.
We may at any time, without notice to or the consent of the holders of the Notes, but in compliance with the terms of the Indenture, issue additional notes of the same series as the Notes or otherwise having the same ranking, interest rate, maturity date or other terms as the Notes.
For information about regulatory restrictions on payments on our indebtedness, see the information under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement.
Redemption
The Notes are redeemable, in whole or in part, at our option on any interest payment date on or after January 30, 2023. The redemption price will be equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to but excluding the redemption date. The Notes may not otherwise be redeemed prior to maturity, except that we may also, at our option, redeem the Notes at any time, including before January 30, 2023, in whole but not in part, at a price equal to 100% of the principal amount of the Notes being redeemed plus interest that is accrued and unpaid to but excluding the date of redemption upon the occurrence of:
•
a “Tax Event,” defined in the Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that as a result of  (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities; (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”); (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation; or (d) a threatened challenge asserted in writing in connection with an audit of our federal income tax returns or positions or a similar audit of any of our Subsidiaries, or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, in each case, occurring or becoming publicly known on or after the original issue date of the Notes, there is more than an insubstantial risk that interest payable by us on the Notes is not, or, within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes;

•
a “Tier 2 Capital Event,” defined in the Indenture to mean the receipt by us of an opinion of independent bank regulatory counsel to the effect that as a result of: (a) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve Board and other appropriate federal bank regulatory agencies) that is enacted or becomes effective after the initial issuance of the Notes; (b) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of the Notes; or (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of the Notes, in each case, there is more than an insubstantial risk that we will not be entitled to treat the Notes then outstanding as “Tier 2 capital” (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve Board (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any Note is outstanding; or
•
a “1940 Act Event,” defined in the Indenture to mean our becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

Notice of any redemption will be given to the holders at least 10 days, but not more than 60 days, before the redemption date to each holder of Notes to be redeemed in accordance with the Indenture.
Once notice of redemption is given to the holders, the Notes called for redemption will become due and payable on the redemption date and at the redemption price. A notice of redemption may not be conditional. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portion thereof called for redemption.
We may not redeem the Notes in part if the principal amount has been accelerated and such acceleration has not been rescinded, or unless all accrued and unpaid interest has been paid in full on all outstanding Notes for all interest periods terminating on or before the redemption date. If we redeem the Notes in part, the Trustee will select the Notes to be redeemed in principal amounts of  $1,000 any integral multiple of  $1,000 in excess thereof in such manner as it deems fair and appropriate; provided, however, that Notes held in global form shall be selected for redemption in accordance with the applicable procedures of DTC.
In the event of any redemption, neither we nor the Trustee will be required to (a) issue, register the transfer of, or exchange the Notes during a period beginning at the opening of business 15 days before the day of delivery of a notice of redemption of any such Notes selected for redemption and ending at the close of business on the day of delivery of notice of redemption, or (b) transfer or exchange any Notes so selected for redemption, except, in the case of any Notes being redeemed in part, any portion thereof not to be redeemed.
Transfer and Exchange
The Notes will initially be issued in fully registered form without interest coupons. The Notes will be evidenced by one or more global notes deposited with the Trustee, as custodian for DTC, and registered in the name of DTC or a nominee of DTC. Beneficial interests in the global notes will be shown on, and transfers of those beneficial interest can only be made through, records maintained by DTC and its participants. Notes may not be transferred except by DTC to a nominee of DTC, by a nominee of DTC to DTC or to another nominee of DTC, or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary.
Notes held as beneficial interests in the global notes will be exchangeable for certificates issued in definitive registered form only in the limited circumstances described under “Description of Securities — Description of Debt Securities — Transfer and Exchange — Global Debt Securities and Book-Entry System” in the accompanying prospectus.
Notices to be given to holders of Notes in global form will be given only to DTC, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of Notes not in global form will be sent by mail to the respective addresses of such holders as they appear in the register maintained by the registrar, and will be deemed given when mailed.
Covenants
Consolidation, merger and sale of assets.   Subject to certain exceptions, for so long as any of the Notes is outstanding, the Company and the Company’s depository institution subsidiary, the Bank, will not, directly or indirectly, sell or otherwise dispose of any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of the Bank, nor will the Company permit the Bank to issue such securities of the Bank if, in each case, the Company would cease to own, directly or indirectly, at least 80% of the issued and outstanding voting stock of the Bank.
Additionally, for so long as any of the Notes are outstanding, and subject to certain exceptions, the Company will not permit the Bank to merge or consolidate with or into any corporation or other person, unless:
•
the Company is the surviving corporation or person; or

•
if the Company is not the surviving corporation or person, upon the consummation of such transaction, the Company will own, directly or indirectly, at least 80% of the surviving corporation’s issued and outstanding voting stock.

Further, the Company will not permit the Bank to lease, sell, assign or transfer all or substantially all of its properties and assets to any person (other than the Company), unless, upon such transaction, the Company will own, directly or indirectly, at least 80% of the issued and outstanding voting stock of that person.
Liens.   Subject to certain exceptions, for so long as any of the Notes are outstanding, the Company and the Bank, will not create, assume, incur, encumbrance or lien, as the security for indebtedness for borrowed money, upon any shares of voting stock of the Bank (or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of that voting stock), without making effective provision whereby the Notes shall be equally and ratably secured with any and all such indebtedness, if such action would result in the Company not continuing to own at least 80% of the issued and outstanding voting stock of the Bank.
Ranking
The Notes will rank equally with all other unsecured subordinated indebtedness of the Company issued in the future under the Indenture. The Notes will also rank senior to $16.7 million of the Company’s junior subordinated indebtedness. The Notes will be subordinated in right of payment to any of our existing and all future Senior Indebtedness and to any of our existing and all of our future general creditors.
The Notes will be effectively subordinated to our future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to all existing and future Indebtedness and other liabilities of our subsidiaries, including without limitation the Bank’s depositors liabilities to general creditors and liabilities arising during the ordinary course of business or otherwise, which means that creditors of our subsidiaries generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets. The Notes will rank equal in right of payment and upon our liquidation with any of our existing and all of our future Indebtedness the terms of which provide that such indebtedness ranks equally with the Notes. The Notes will rank senior in right of payment and upon our liquidation to any of our indebtedness the terms of which provide that such Indebtedness ranks junior in right of payment to note indebtedness such as the Notes.
The Indenture and the Notes do not limit the amount of Senior Indebtedness, secured indebtedness or other liabilities having priority over the Notes that we or our subsidiaries may incur. As of September 30, 2017, on a consolidated basis, our outstanding indebtedness and other liabilities totaled approximately $9.9 billion, which includes approximately $9.1 billion of deposit liabilities and $633 billion of outstanding indebtedness that rank structurally senior to the Notes. As of September 30, 2017, we also had approximately $16.7 million of outstanding junior subordinated debt securities that rank junior to the Notes.
“Senior Indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future Indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, Senior Indebtedness does not include: (i) Indebtedness that expressly provides that it shall not be senior in right of payment to the Notes or expressly provides that it is on the same basis or junior to the Notes; (ii) our indebtedness to any of our majority-owned subsidiaries; and (iii) the Notes.

Upon the liquidation, dissolution, winding up or reorganization of the Company, the Company must pay to the holders of all senior indebtedness the full amounts of principal of, premium, interest and additional amounts on, that Senior Indebtedness before any payment is made on the Notes. If, after we have made those payments on our Senior Indebtedness there are amounts available for payment on the Notes, then we may make any payment on the Notes. Because of the subordination provisions and the obligation to pay Senior Indebtedness described above, in the event of insolvency of the Company, holders of the Notes may recover less ratably than holders of Senior Indebtedness and other creditors of the Company. With respect to the assets of a subsidiary of ours, our creditors (including holders of the Notes) are structurally subordinated to the prior claims of creditors of such subsidiary, except to the extent that we may be a creditor with recognized claims against such subsidiary.
The Notes Are Intended to Qualify as Tier 2 Capital
We intend to treat the Notes as Tier 2 capital under the capital rules established by the Federal Reserve Board for bank holding companies and the guidelines of the Federal Reserve Board for bank holding companies under the Basel III framework. The rules set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the Notes must:
•
be unsecured;

•
have a minimum original maturity of at least five years;

•
be subordinated to depositors and general creditors, which, in our case, will be to the holders of our Senior Indebtedness;

•
not contain provisions permitting the holders of the Notes to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of the institution; and

•
not contain provisions permitting the institution to redeem or repurchase the notes prior to the maturity date without prior approval of the Federal Reserve Board, except upon the occurrence of certain special events.

Events of Default; Limitation on Suits
An “event of default” means, with respect to the Notes, any of the following:
•
default in the payment of any interest upon the Notes when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the Trustee or with a paying agent under the Indenture prior to the expiration of the 30-day period);

•
default in the payment of principal of or premium on the Notes when due and payable;

•
default in the performance or breach of any other covenant or warranty by us in the Indenture (other than a covenant or warranty that has been included in the Indenture solely for the benefit of a series of debt securities other than the Notes), which default continues uncured for a period of 60 days after we receive written notice from the Trustee, or we and the Trustee receive written notice from the holders of not less than 25% of the principal amount of the then-outstanding Notes;

•
certain events of bankruptcy, insolvency or reorganization of the Company; and

•
default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or the Bank having an aggregate principal amount outstanding of at least $25,000,000, or under any mortgage, indenture or instrument.

Neither the Trustee nor the holders of the Notes will have the right to accelerate the maturity of the Notes in the case of our failure to pay the principal of, or interest on, the Notes or our nonperformance of any other covenant or warranty under the Notes or the Indenture. Nevertheless, during the continuation of such an event of default under the Notes, the Trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of Notes to regularly scheduled payments of interest and the payment of principal at the scheduled maturity of the Notes, as well as the performance of any covenant or agreement in the Indenture. Any such rights to receive payment of such amounts under the Notes remain subject to the subordination provisions of the Notes as discussed above under “— Ranking.”
If an insolvency event of default occurs and is continuing, the principal amount and accrued and unpaid interest on the Notes shall become immediately due and payable, without the need for any action on the part of the holders of the Notes or the Trustee, subject to the broad equity powers of a federal bankruptcy court and the determination by that court of the nature and status of the payment claims of the holders of the Notes. At any time after acceleration with respect to the Notes has occurred, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate principal amount of outstanding Notes of the series of our subordinated Notes which the Notes are a part and other affected series of securities issued under the Indenture, voting as one class, may waive all defaults and rescind and annul any acceleration occurring as to any and all securities of such series, including the Notes, but only if  (1) we have paid or deposited with the Trustee a sum of money sufficient (a) to pay to the holders of the outstanding securities of all affected series of securities established under the Indenture, including the Notes, (i) all overdue installments of any interest that have become due otherwise than by such declaration of acceleration, (ii) the principal of and any premium that have become due otherwise than by such declaration of acceleration and, to the extent permitted by applicable law, interest thereon at the rate of interest borne by the Notes and (iii) to the extent permitted by applicable law, interest upon installments of any interest, if any, that have become due otherwise than by such declaration of acceleration at the rate of interest borne by the Notes, and (b) to pay all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee; and (2) all events of default with respect to the Notes other than the nonpayment of the principal of, or any premium and interest on, the Notes that shall have become due solely by such acceleration, shall have been cured or waived as provided in the Indenture. Even in the event of an acceleration of the maturity of the Notes upon the occurrence of an insolvency event, the rights of the holders of the Notes to receive payment of the principal of, and accrued and unpaid interest on, the Notes remain subject to the subordination provisions of the Notes as discussed above under “— Ranking.”
The Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of outstanding Notes, unless the Trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the Trustee, the holders of a majority in principal amount of the then-outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.
No holder of any Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or Trustee, or for any remedy under the Indenture, unless:
•
that holder has previously given to the Trustee written notice of a continuing event of default with respect to the Notes; and

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the holders of at least 25% of the principal amount of the then-outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute the proceeding as Trustee, and the Trustee has not received from the holders of a majority in principal amount of the then-outstanding Notes a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any Notes will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on such Notes on or after the due dates expressed in such Notes and to institute suit for the enforcement of such payment.

Amendments and Waivers
Provided that such amendment or supplement does not have a material and adverse effect on the rights, preferences or privileges of the Trustee and/or the holders of the Notes, United and the Trustee may, without the consent of the holders of the Notes, amend or supplement the Indenture or such Notes under the Indenture to:
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cure any ambiguity, defect or inconsistency;

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comply with the provisions of the Indenture with respect to the substitution of a successor corporation to the rights and obligations of United under the Indenture;

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provide for uncertificated securities in addition to or in place of certificated securities;

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make any change that does not adversely affect the rights of any holder of such Notes;

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provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the Indenture;

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evidence and provide for the acceptance of appointment under the Indenture by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one trustee; or

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comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939.

Except as set forth below, the Company and the Trustee may enter into a supplemental indenture with the written consent of the holders of at least a majority in principal amount of the outstanding Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Notes.
Notwithstanding the foregoing, without the consent of each holder of Notes, an amendment or waiver with respect to the Indenture may not:
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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on any security;

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reduce the principal or change the stated maturity of any security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

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reduce the principal amount of discount debt securities payable upon acceleration of the maturity thereof;

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waive a default or event of default in the payment of the principal of or interest, if any, on any debt security;

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make the principal of or interest, if any, on any debt security payable in any currency other than that stated in the security;

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make any change to the Indenture concerning the holders of the Notes’ unconditional right to receive principal and interest or waiver of past defaults; or

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waive a redemption payment with respect to any security.

Satisfaction and Discharge
The Indenture will cease to be of further effect as to the Notes when:
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either (A) all of the Notes theretofore authenticated and delivered (other than Notes that have been destroyed, lost or stolen and that have been replaced or paid) have been delivered to the Trustee for cancellation; or (B) all of the Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable at their stated maturity within one year, or (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of United, and United has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient for the purpose of paying and discharging the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of such Notes which have become due and payable on or prior to the date of such deposit) or to the stated maturity or redemption date, as the case may be;

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United has paid or caused to be paid all other sums payable under the Indenture by United; and

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United has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture with respect to the Notes have been complied with.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of the material U.S. federal income tax considerations related to the acquisition, ownership and disposition of the Notes we are offering. It is not a complete analysis of all the potential tax considerations relating to the Notes. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”) and regulations promulgated thereunder (the “Treasury Regulations”), and rulings and judicial decisions. These authorities may be changed, perhaps with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not sought any ruling from the IRS with respect to statements made and conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.
This summary is limited to persons that purchase the Notes upon their initial issuance at their “issue price” (i.e., the first price at which a substantial amount of the Notes is sold for cash to investors (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity as underwriters, placement agents or wholesalers)) and that will hold the Notes as capital assets (generally, property held for investment) for U.S. federal income tax purposes. This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address all U.S. federal income tax considerations that may be applicable to holders’ particular circumstances or to holders that may be subject to special tax rules, such as, for example:
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holders subject to the alternative minimum tax;

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cooperatives;

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foreign persons or entities (except to the extent set forth below);

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banks, insurance companies, or other financial institutions;

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regulated investment companies;

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real estate investment trusts;

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tax-exempt organizations;

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brokers and dealers in securities or commodities;

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U.S. expatriates;

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certain former citizens and long-term residents of the United States;

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traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings;

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United States holders (as defined below) whose functional currency is not the United States dollar;

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persons that will hold the Notes as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction;

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persons deemed to sell the Notes under the constructive sale provisions of the Code; or

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entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities, or investors in such entities that hold the Notes.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds the Notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are an entity or arrangement classified as a partnership for U.S. federal income tax purposes that will hold the Notes or a partner of such a partnership, you are urged to consult your tax advisor regarding the tax consequences of holding the Notes to you.

This summary of material U.S. federal income tax considerations is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular situation as well as any tax considerations arising under other U.S. federal tax laws (such as the estate or gift tax laws) or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.
Classification of the Notes
Generally, the determination of whether an obligation represents debt, equity, or some other instrument for U.S. federal income tax purposes is based on all the relevant facts and circumstances and no single factor is determinative. Because of their level of subordination and the holders’ rights in the event of a default, the characterization of the Notes as debt or equity for U.S. federal income tax purposes is uncertain.
We intend to treat the Notes as indebtedness for U.S. federal income tax purposes, although no opinions have been sought, and no assurances can be given, with respect to such treatment. Also, no rulings will be sought from the IRS regarding the characterization of the Notes. The following discussion assumes that our treatment of the Notes as indebtedness for U.S. federal income tax purposes will be respected. If the treatment of the Notes as indebtedness is not upheld, they may be treated, for U.S. federal income tax purposes, as stock in United.
Each holder should consult its own tax advisor about the proper characterization of the Notes for U.S. federal income tax purposes. Notwithstanding the foregoing, by purchasing the Notes, you agree to treat them as debt for U.S. federal income tax purposes.
United States Holders
This subsection describes the tax considerations for a U.S. holder. You are a U.S. holder if you are a beneficial owner of the Notes and you are:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

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an estate the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust (1) if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons (as defined in the Code) have the authority to control all of its substantial decisions, or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Interest.   As a general rule, interest paid or accrued on the Notes will be treated as ordinary income to U.S. holders. A U.S. holder using the accrual method of accounting for U.S. federal income tax purposes must include interest on the Notes in income as the interest accrues, while a U.S. holder using the cash receipts and disbursements method of accounting for U.S. federal income tax purposes must include interest in income when payments are received or constructively received by the holder, except as described in the following paragraph.
Pursuant to the Treasury Regulations issued under Sections 1271 through 1275 of the Code, the Notes will be treated as “variable rate debt instruments” that provide for a single fixed rate followed by a qualified floating rate (“QFR”) for U.S. federal income tax purposes. Under the Treasury Regulations, solely for the purpose of determining the amount (if any) of original issue discount (“OID”) on the Notes, the initial fixed rate is converted to a QFR (the “replaced QFR”). The replaced QFR must be such that the fair market value of the Notes on the issue date is approximately the same as the fair market value of otherwise identical notes that provide for the replaced QFR (rather than the fixed rate) for the initial period. In determining any OID on the Notes, the Notes must then be converted into “equivalent” fixed rate debt instruments by substituting each QFR provided under the terms of the Notes (including the replaced QFR) with a fixed rate equal to the value of the QFR on the issue date of the Notes. The application of the

Treasury Regulations to the Notes is complicated and could potentially result in the existence of OID with respect to the Notes. In the event the Notes were treated as issued with OID, the amount and timing of interest income with respect to the Notes would be affected. Specifically, a U.S. Holder generally will be required to include such OID in gross income as ordinary interest income in advance of the receipt of cash attributable to that income and regardless of such holder’s regular method of tax accounting. Such OID would be included in gross income for each day during each taxable year in which the Note is held using a constant yield-to-maturity method that reflects the compounding of interest. However, we intend to set the rate for the fixed-rate period and the floating-rate period under the Notes in a manner that will satisfy the tests under the Treasury Regulations in order to avoid the existence of OID under the Notes upon issuance. Thus, it is expected, and assumed for purposes of this discussion, that the Notes will not be issued with OID and we intend to treat the Notes in a manner consistent with this assumption. Holders should consult their tax advisors with respect to this issue.
Sale, exchange, redemption, retirement or other taxable disposition of the Notes.   Upon the sale, exchange, redemption, retirement or other taxable disposition of a Note, you will recognize taxable gain or loss equal to the difference between the amount realized on such disposition (except to the extent any amount realized is attributable to accrued but unpaid interest, which, if not previously included in income, will be treated as interest as described above) and your adjusted tax basis in the Note. Your adjusted tax basis in a Note generally will be its cost. Gain or loss recognized on the disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, your holding period for the Note is more than one year. Long-term capital gains of non-corporate taxpayers generally are eligible for preferential rates of taxation. The deductibility of capital losses is subject to certain limitations.
If a U.S. holder disposes of its Notes before the record date for a payment, such U.S. holder will have to treat a portion of its proceeds from the disposition as ordinary income for U.S. federal income tax purposes in an amount equal to the accrued but unpaid interest on its Notes (to the event such amounts have not previously been included in income). Because the Notes may trade at prices that do not fully reflect the value of accrued but unpaid interest thereon, upon a sale of the Notes before a record date for payment, a U.S. holder may recognize a capital loss to the extent the amount such holder receives for the Notes does not reflect the total amount of accrued and unpaid interest thereon. In such event, because of the limitations imposed under U.S. federal income tax law on the use of capital losses to offset ordinary income, a U.S. holder generally may not be able to apply the capital losses recognized from the sale of the Notes to offset all or a portion of any ordinary income recognized by such holder with respect to the sale of the Notes that is attributable to such holder’s accrued but unpaid interest on the sold Notes, other than in the case of individuals who are permitted to offset a de minimis amount of ordinary income with capital losses.
Medicare tax.   Certain U.S. holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to an additional 3.8% Medicare tax on their “net investment income,” which generally will include any interest income or gain recognized by such U.S. holders with respect to the Notes, unless such interest income or net gains are derived in the ordinary course of the conduce of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder who is an individual, estate or trust, you are urged to consult your own tax advisor regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Notes.
Information reporting and backup withholding.   In general, information reporting requirements will apply to payments of interest and the proceeds of certain sales and other taxable dispositions (including retirements) of the Notes unless you are an exempt recipient (such as a corporation). Backup withholding (at a rate of 28%) generally will apply to such payments if you fail to provide your taxpayer identification number or certification of exempt status or have been notified by the IRS that payments to you are subject to backup withholding. Backup withholding is not an additional tax.
Any amounts withheld under the backup withholding rules generally will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that you furnish the required information to the IRS on a timely basis.

Non-U.S. Holders
This subsection describes the tax considerations for a non-U.S. holder. You are a non-U.S. holder if you are the beneficial owner of a Note that is an individual, corporation, estate or trust and that is not a U.S. holder.
Payments of interest.   Subject to the discussion of backup withholding and FATCA withholding below, payments of interest on the Notes to you generally will be exempt from U.S. federal income tax and withholding tax under the “portfolio interest” exemption if you properly certify as to your foreign status (as described below) and:
•
the interest paid on the debt securities is not effectively connected with your conduct of a trade or business in the United States;

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you do not own, actually or constructively, 10% or more of the combined voting power of all classes of our voting stock entitled within the meaning of Code section 871(h)(3) and related Treasury Regulations;

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you are not a “controlled foreign corporation” that is related to us through stock ownership; and

•
you are not a bank that receives such interest in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business.

The portfolio interest exemption generally applies only if you appropriately certify your foreign status to the applicable withholding agent. You can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or appropriate substitute or successor form) to the applicable withholding agent certifying under penalty of perjury that you are not a U.S. person. If you hold the Notes through a securities clearing organization, financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to such agent. Your agent will then generally be required to provide appropriate certifications to the applicable withholding agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts and other intermediaries, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.
If you cannot satisfy the requirements described above, payments of interest made to you on the Notes will be subject to a 30% U.S. federal withholding tax (which will be deducted from such interest payments by the paying agent), unless you provide the applicable withholding agent with either a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or appropriate substitute or successor form), establishing an exemption from (or a reduction of) withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or appropriate substitute or successor form) certifying that interest paid on the Notes is not subject to withholding tax because the interest is effectively connected with your conduct of a trade or business in the United States (as discussed below under “— Income or gain effectively connected with a U.S. trade or business”).
Sale, exchange, redemption, retirement or other taxable disposition of the Notes.   Subject to the discussion of backup withholding and FATCA withholding below, you generally will not be subject to U.S.federal income or withholding tax on any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of a Note unless:
•
the gain is effectively connected with your conduct of a trade or business in the United States (and, if an income tax treaty applies, is attributable to your permanent establishment or fixed base in the United States);

•
you are a nonresident alien individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met; or

•
you are subject to Code provisions applicable to certain United States expatriates.

If you are described in the first bullet point, see “— Income or gain effectively connected with a U.S. trade or business” below. If you are described in the second bullet point, you generally will be subject to U.S. federal income tax at a rate of 30% on the amount by which your capital gains allocable to U.S. sources, including gain from such disposition, exceed any capital losses allocable to U.S. sources, except as otherwise required by an applicable income tax treaty.
To the extent that the amount realized on a sale, redemption, exchange, redemption, retirement or other taxable disposition of the Notes is attributable to accrued but unpaid interest on the Notes, this amount generally will be treated in the same manner as described in “— Payments of interest” above.
Income or Gain Effectively Connected with a U.S. Trade or Business.   If you are engaged in the conduct of a trade or business in the United States and interest on a Note or gain recognized from the sale, exchange, redemption, retirement or other taxable disposition of a Note is effectively connected with the conduct of that trade or business, you generally will be subject to U.S. federal income tax on such interest or gain on a net income basis in the same manner as if you were a United States person as defined under the Code. You generally will not be subject to the 30% U.S. federal withholding tax on interest if you provide a properly executed IRS Form W-8ECI (or appropriate substitute or successor form) to the applicable withholding agent. If you are eligible for the benefits of an income tax treaty between the United States and your country of residence, any effectively connected income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by you in the United States. In addition, if you are a foreign corporation, you may be subject to an additional branch profits tax equal to 30% (or a lower applicable income tax treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States.
Information Reporting and Backup Withholding.   Generally, we must report to the IRS and to you the amount of interest on the Notes paid to you and the amount of tax, if any, withheld with respect to such payments. Copies of the information returns reporting such payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. You may be subject to additional information reporting and backup withholding of tax on payments of interest and, depending on the circumstances, the proceeds of a sale or other taxable disposition (including a retirement or redemption) of the Notes unless you comply with certain certification procedures to establish that you are not a U.S. person. The certification procedures required to claim an exemption from withholding of tax on interest described above generally will satisfy the certification requirements necessary to avoid additional information reporting and backup withholding as well. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that you furnish the required information to the IRS on a timely basis. You are urged to consult your own tax advisor regarding the application of backup withholding rules in your particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.
FATCA.   The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act, commonly referred to as “FATCA,” generally impose a 30% withholding tax on certain payments made on interest-bearing obligations issued on or after July 1, 2014 to certain foreign financial institutions and other non-financial foreign entities if certain disclosure requirements related to direct and indirect U.S. account holders and/or U.S. stockholders are not satisfied.

Under applicable Treasury Regulations and other administrative guidance, a withholding tax of 30% may be imposed, subject to certain exceptions, on payments of  (a) interest on the Notes, and (b) on or after December 31, 2018, gross proceeds from the sale or other disposition of the Notes. In the case of payments made to a “foreign financial institution” (generally including an investment fund), as a beneficial owner or as an intermediary, the tax generally will be imposed, subject to certain exceptions, unless such institution (i) enters into (or is otherwise subject to) and complies with an agreement with the U.S. government (a “FATCA Agreement”) or (ii) is required by and complies with applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”), in either case to, among other things, collect and provide to the United States or other relevant tax authorities certain information regarding U.S. account holders of such institution. In the case of payments made to a foreign entity that is not a financial institution, as a beneficial owner or as an intermediary, the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification that it does not have any “substantial” U.S. owners (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity) or that identifies its “substantial” U.S. owners. If the Notes are held through a foreign financial institution that enters into (or is otherwise subject to) a FATCA Agreement, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold such tax on payments of interest and proceeds described above made to (x) a person that fails to comply with certain information requests or (y) a foreign financial institution that has not entered into (and is not otherwise subject to) a FATCA Agreement and is not required to comply with FATCA pursuant to applicable foreign law enacted in connection with an IGA. You are urged to consult your own tax advisors regarding FATCA and the application of these requirements to your investment in the Notes.

BENEFIT PLAN INVESTOR CONSIDERATIONS
The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose certain requirements on: (a) employee benefit plans subject to Part 4 of Subtitle B of Title I of ERISA; (b) individual retirement accounts (“IRAs”), Keogh plans or other plans and arrangements subject to Section 4975 of the Code; (c) entities (including certain insurance company general accounts) whose underlying assets include “plan assets” (as defined in U.S. Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “plan asset regulations”)) by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”); and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, not for profit, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to ERISA or Section 4975 of the Code but may be subject to other laws that are substantially similar to ERISA and Section 4975 of the Code (each, a “Similar Law”).
The following summarizes certain aspects of ERISA, the Code and Similar Laws that may affect a decision by Plans or Non-ERISA Arrangements to invest in the Notes. The following discussion is general in nature and not intended to be a complete discussion of the applicable laws pertaining to a Plan’s or Non-ERISA Arrangement’s decision to invest and is not intended to be legal advice. In addition, the following discussion is based on the applicable law and regulations in effect as of the date of this prospectus supplement, and nothing herein shall be construed as an obligation to update this summary as a result of any changes in the applicable law or regulations. Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the Notes. References herein to the purchase, holding or disposition of Notes also refer to the purchase, holding or disposition of any beneficial interest in the Notes.
A Plan fiduciary should consider whether an investment in the Notes satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (a) the investment satisfy the prudence and diversification standards of ERISA, (b) the investment be solely in the interests of the participants and beneficiaries of the Plan, (c) the investment be permissible under the terms of the Plan’s investment policies and governing instruments and (d) the investment be for the exclusive purpose of providing benefits to the participants and beneficiaries of the Plan and defraying the reasonable expenses of administering the Plan. In determining whether an investment in the Notes is prudent for ERISA purposes, a Plan fiduciary should consider all relevant facts and circumstances, including, without limitation, the limitations imposed on transferability, whether the investment provides sufficient liquidity in light of the foreseeable needs of the Plan, the tax consequences of the investment and whether the investment is reasonably designed, as part of the Plan’s portfolio, to further the Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. A fiduciary of a Non-ERISA Arrangement should consider whether an investment in the Notes satisfies its obligations under Similar Laws.
In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in Section 3(14) of ERISA or “disqualified persons” as defined in Section 4975(e)(2) of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under applicable law or an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We believe that the Notes will be treated as indebtedness without substantial equity features for purposes of the plan asset regulations (although we make no assurances to that effect). This assessment is based upon the traditional debt features of the Notes (although by no means free from doubt). Accordingly, we believe that our assets should not be treated as plan assets under the plan asset regulations as result of investment in the Notes by Plans. Nevertheless, without regard to whether the Notes may be treated as debt for ERISA purposes, we, the underwriter and our and the underwriter’s current and future affiliates may be parties in interest with respect to many Plans and the purchase, holding or disposition of the Notes by or on behalf of, or with the assets of, such Plans could be considered to give rise to a direct or indirect prohibited transaction under ERISA, Section 4975 of the Code, Similar Law or the applicable regulations thereunder. Thus, a Plan fiduciary considering an investment in securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, Similar Law or the applicable regulations thereunder. For example, the Notes may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under applicable law or an applicable exemption.
In this regard, each prospective purchaser that is, or is acting on behalf of or with the assets of, a Plan, and proposes to purchase Notes, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23); (B) the insurance company general account exemption (PTCE 95-60); (C) the bank collective investment fund exemption (PTCE 91-38); (D) the insurance company pooled separate account exemption (PTCE 90-1); and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of Notes, provided that neither the issuer of the Notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurances, however, that any of these statutory or class exemptions will be available with respect to transactions involving the Notes or with respect to any particular Plan.
Each purchaser or holder of a Note, and each fiduciary who causes any entity to purchase or hold a Note, shall be deemed to have represented and warranted, on each day such purchaser or holder purchases, holds or disposes of such Note or Notes, that either: (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing, holding or disposing of the Note or Notes on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) its purchase, holding and subsequent disposition of such Note or Notes shall not constitute or result in (A) the purchase, holding or disposition of an impermissible or imprudent investment, (B) a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law; or (C) a breach of fiduciary or other duty or applicable law.
Each purchaser or holder of a Note will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the Note does not violate ERISA, the Code, any Similar Law or the applicable regulations thereunder. Nothing herein shall be construed as a representation that an investment in the Notes would meet any or all of the relevant legal requirements with respect to investments by, or that an investment in the Notes is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

SUPPLEMENTAL PLAN OF DISTRIBUTION
Under the terms and subject to the conditions contained in an underwriting agreement dated January 10, 2018, between us and the representative on behalf of the underwriters, we have agreed to sell the Notes, and the underwriters through the representative have severally, but not jointly, agreed to purchase from us the principal amount of Notes listed opposite their respective names below.
Underwriter	Principal Amount of Notes
Morgan Stanley	$50,000,000
Sandler O’Neill & Partners, L.P.	$50,000,000
Total	$100,000,000
The underwriting agreement provides that the obligations of the several underwriters to purchase the Notes offered hereby are subject to certain conditions precedent and that the underwriters are obligated to purchase all of the Notes offered by this prospectus supplement if any of the Notes are purchased.
We have agreed to indemnify the underwriters against some specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.
The following table shows the per Note and total underwriting discounts to be paid to the underwriters by us with respect to Notes offered hereby.
Per Note	$15
Total	$1,500,000
We estimate that the total expenses of this offering payable by us, not including the underwriting discounts and commissions, will be approximately $300,000.
Notes sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. If all the Notes are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The expenses of the offering, not including the underwriting discount, are estimated at $300,000 and are payable by us.
The representatives of the underwriters have advised us that the underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.
No Sales of Similar Securities
We have agreed, for a period beginning on the date of the underwriting agreement and continuing to and including the closing date of the offering contemplated hereby, that we will not, without the prior written consent of the representatives of the underwriters, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities or nonconvertible preferred stock, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive such securities, other than the Notes.
No Public Trading Market
There is currently no public trading market for the Notes. In addition, we have not applied and do not intend to apply to list the Notes on any securities exchange or to have the Notes quoted on a quotation system. The underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and may discontinue any market-making in the Notes at any time in their sole discretion. Therefore, we cannot assure you that a liquid trading market for the Notes will develop, that you will be able to sell your Notes at a particular time, or that the price you receive when you sell will be favorable. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.
Price Stabilization, Short Positions
In connection with this offering of the Notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing, or maintaining the price of the Notes. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representative has repurchased Notes sold by or for the account of such underwriter in stabilizing or syndicate covering transactions. Stabilizing transactions and syndicate covering transactions, and together with the imposition of a penalty bid, may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments including serving as counterparties to certain derivative and hedging arrangements and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, they may hedge their credit exposure to us consistent with their customary risk management policies. These underwriters and their affiliates could hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
LEGAL MATTERS
The validity of the Notes offered hereby has been passed upon for us by Troutman Sanders LLP, Atlanta, Georgia, and for the underwriters by Kilpatrick Townsend & Stockton LLP, Washington, D.C.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information that we file with the SEC, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the following documents:
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our Annual Report on Form 10-K for the year ended December 31, 2016;

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our Proxy Statement for the 2017 Annual Meeting of our shareholders;

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our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017, June 30, 2017 and September 30, 2017; and

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our Current Reports on Form 8-K filed on April 21, 2017, April 26, 2017, May 15, 2017, June 27, 2017, July 26, 2017, August 1, 2017, August 17, 2017, October 25, 2017, November 1, 2017, November 6, 2017, December 29, 2017, and January 9, 2018 (in each case, except to the extent “furnished” but not filed).

In addition, all documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until we sell all of the Notes offered by this prospectus supplement (except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules (unless otherwise indicated therein)) will be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part of this prospectus supplement and the accompanying prospectus from the date of the filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in any subsequently filed document that is or deemed to be incorporated by reference herein or therein modifies or supersedes such prior statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.
Documents incorporated by reference are available from United without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference in this prospectus supplement or the accompanying prospectus. You may obtain documents incorporated by reference in this prospectus supplement or accompanying prospectus by requesting them in writing or by telephone from Jane Keith, Investor Relations, United Community Banks, Inc., at 125 Highway 515 East, Blairsville, Georgia 30512, telephone number (706) 781-2265.
We maintain a website at http://www.ucbi.com where the incorporated documents listed above can be accessed. Neither our website nor the information on our website is included or incorporated in, or is a part of, this prospectus supplement.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act, which means that we are required to file reports, proxy statement, and other information, all of which are available to the public on the Internet site maintained by the SEC at http://www.sec.gov. You may also read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
We have filed a registration statement on Form S-3 to register the securities to be issued under this prospectus supplement and the accompanying prospectus. As allowed by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You may obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

PROSPECTUS

$300,000,000
The following are the types of securities that we may offer and sell from time to time:
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shares of common stock, $1.00 par value per share;

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shares of preferred stock, $1.00 par value per share, in one or more series, which may be convertible into or exchangeable for common stock or debt securities;

•
debt securities, which may be senior or subordinated and may be convertible into or exchangeable for common stock or preferred stock;

•
warrants to purchase our common stock or preferred stock; and

•
any combination of the foregoing securities.

This prospectus provides you with a general description of the securities we may offer.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “UCBI”. The aggregate initial offering price of the securities that we offer will not exceed $300,000,000. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of our offering. The specific terms for each security will be included in a prospectus supplement which will contain information on the offering terms, the initial public offering price, and the net proceeds we will receive from securities sales.
For more detail, see “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities” and “Description of Warrants.”
Investing in our securities involves a high degree of risk. We urge you to carefully read the sections entitled “Risk Factors” beginning on page 3 and in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which is incorporated herein by reference, before you decide to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. An investment in securities of United Community Banks, Inc. is not insured by the Federal Deposit Insurance Corporation or any other government agency.

We may sell securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. Our net proceeds from securities sales will be the initial public offering price minus any applicable underwriter’s discount, agent’s commission, and other offering expenses.
The date of this prospectus is April 21, 2015.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that United Community Banks, Inc. filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of  $300,000,000. We may sell:
•
shares of common stock, $1.00 par value per share;

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shares of preferred stock, $1.00 par value per share, in one or more series, which may be convertible into or exchangeable for common stock or debt securities;

•
debt securities, which may be senior or subordinated and may be convertible into or exchangeable for common stock or preferred stock;

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warrants to purchase our common stock or preferred stock; and

•
any combination of the foregoing securities.

To understand the terms of the securities issuable under this prospectus, you should carefully read this prospectus and any applicable prospectus supplement or free writing prospectus we may authorize to be delivered to you. This prospectus provides you with a general description of the common stock, preferred stock, debt securities and warrants. Each time we sell common stock, preferred stock, debt securities or warrants, we will provide an applicable prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The applicable prospectus supplement may also add, update or change information in this prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus we may authorize to be delivered to you. We have not authorized anyone to provide you with information that is different from such information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell Securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus, or any prospectus supplement or any free writing prospectus, is accurate only as of the date on its cover page regardless of the time of delivery or any sale of the Securities. In case there are differences or inconsistencies between this prospectus and the information incorporated by reference, you should rely on the information in the document with the latest date.
We are issuing the securities only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
It is important for you to read and consider all of the information contained in this prospectus in making your investment decision. To understand the offering fully and for a more complete description of the offering you should read this entire document carefully, including particularly the “Risk Factors” section beginning on page 3. You also should read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
As used in this prospectus, unless the context requires otherwise, the terms “we,” “us,” “our,” “United” or “the Company” refer to United Community Banks, Inc. and its subsidiaries on a consolidated basis.

BUSINESS
You should read carefully this entire prospectus and the documents incorporated by reference in this prospectus before making your investment decisions. This prospectus provides you with a general description of United, the securities issuable under this prospectus and the offering. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities.
We are the third largest bank holding company headquartered in Georgia. At December 31, 2014, we had total consolidated assets of  $7.57 billion, total loans of  $4.67 billion, total deposits of  $6.33 billion and shareholders’ equity of  $740 million. We conduct substantially all of our operations through our wholly-owned Georgia bank subsidiary, United Community Bank (the “Bank”), which as of December 31, 2014, operated at 103 locations throughout north Georgia, the Atlanta-Sandy Springs-Roswell, Georgia metropolitan statistical area, the Gainesville, Georgia metropolitan statistical area, coastal Georgia, western North Carolina, east and central Tennessee and the Greenville-Anderson-Mauldin, South Carolina metropolitan statistical area. In 2012, we expanded into Greenville, South Carolina by opening a loan production office which has subsequently been converted to a full-service bank. Our community banks offer a full range of retail and corporate banking services, including checking, savings and time deposit accounts, secured and unsecured loans, wire transfers, brokerage services and other financial services, and are led by local bank presidents and management with significant experience in, and ties to, their communities. Each of the local bank presidents has authority, alone or with other local officers, to make most credit decisions.
We also operate United Community Mortgage Services, a full-service retail mortgage lending operation approved as a seller/servicer for Fannie Mae and the Federal Home Mortgage Corporation, as a division of the Bank. The Bank owns an insurance agency, United Community Insurance Services, Inc., known as United Community Advisory Services. We also own a captive insurance subsidiary, United Community Risk Management Services, Inc., that provides risk management services for our subsidiaries. Another subsidiary of the Bank, United Community Payment Systems, LLC, provides payment processing services for the Bank’s customers. Additionally, we provide retail brokerage services through a third party broker/dealer.
For a complete description of our business, financial condition, results of operations and other important information, please refer to our filings with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2014. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

We were incorporated in 1987 as a Georgia corporation. Our principal executive offices are located at 125 Highway 515 East, Blairsville, Georgia 30512, and our telephone number is (706) 781-2765. Our website is http://www.ucbi.com. Information on our website is not incorporated into this prospectus by reference and is not a part hereof.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we have filed or will file with the SEC and which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in the applicable prospectus supplement and any related free writing prospectus. The risks described in these documents are not the only ones we face, but those that we currently consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section below entitled “A Warning About Forward Looking Statements”.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, (the “Exchange Act”), about us and our subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends,” or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions, and statements about the future performance, operations, products and services of us and our subsidiaries. We caution our shareholders and other readers not to place undue reliance on such statements.
Our businesses and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2014:
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the condition of the general business and economic environment;

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the results of our internal credit stress tests may not accurately predict the impact on our financial condition if the economy were to deteriorate;

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our ability to maintain profitability;

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our ability to fully realize the balance of our net deferred tax asset, including net operating loss carryforwards;

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the risk that we may be required to increase the valuation allowance on our net deferred tax asset in future periods;

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the condition of the banking system and financial markets;

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our ability to raise capital;

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our ability to maintain liquidity or access other sources of funding;

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changes in the cost and availability of funding;

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the success of the local economies in which we operate;

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our lack of geographic diversification;

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our concentrations of residential and commercial construction and development loans and commercial real estate loans are subject to unique risks that could adversely affect our earnings;

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changes in prevailing interest rates may negatively affect our net income and the value of our assets and other interest rate risks;

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our accounting and reporting policies;

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our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures;

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if our allowance for loan losses is not sufficient to cover actual loan losses;

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losses due to fraudulent and negligent conduct of our loan customers, third party service providers or employees;

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risks related to our communications and information systems, including risks with respect to cybersecurity breaches;

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our reliance on third parties to provide key components of our business infrastructure and services required to operate our business;

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competition from financial institutions and other financial service providers;

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risks with respect to our ability to successfully expand and complete acquisitions and integrate businesses and operations that are acquired;

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if the conditions in the stock market, the public debt market and other capital markets deteriorate;

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the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and related regulations;

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changes in laws and regulations or failures to comply with such laws and regulations;

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changes in regulatory capital and other requirements;

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the costs and effects of litigation, examinations, investigations, or similar matters, or adverse facts and developments related thereto, including possible dilution;

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regulatory or judicial proceedings, board resolutions, informal memorandums of understanding or formal enforcement actions imposed by regulators that may occur; and

•
changes in tax laws, regulations and interpretations or challenges to our income tax provision.

All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

RATIOS OF EARNINGS TO FIXED CHARGES
The following table sets forth our consolidated ratio of earnings to fixed charges and our ratio of earnings to fixed charges excluding interest on deposits for the periods indicated:
	Year Ended December 31,
	2014	2013	2012	2011	2010
Including interest on deposits	4.95x	1.35x	1.29x	(1.94)x	(2.84)x
Excluding interest on deposits	8.09x	1.50x	1.50x	(5.95)x	(11.82)x

Fixed charges consist of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, an estimate of the interest with rental expense, pre-tax earnings required to pay dividends on preferred stock and pre-tax accretion.
USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds we receive from any offering of these securities for general corporate purposes, which may include funding our bank and non-bank subsidiaries, financing business expansion, refinancing or extending the maturity of debt obligations, investments at the holding company level and stock repurchases. The applicable prospectus supplement will provide more detail on the use of proceeds of any specific offering.
PLAN OF DISTRIBUTION
We may sell the securities offered pursuant to this prospectus and any prospectus supplement to or through one or more underwriters or dealers or through agents. Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities and the net proceeds we will receive from such sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may also sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.
Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of these securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents.
Shares may also be sold in one or more of the following transactions: (1) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (2) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (3) a special offering, an exchange distribution or a secondary distribution in accordance with applicable stock exchange rules; (4) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (5) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and (6) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the types of transactions involved.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.
Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of these securities will be subject to certain conditions precedent.
In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.
The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “UCBI”. Our preferred stock will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange. Any underwriters or agents to or through which securities are sold by us may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

DESCRIPTION OF SECURITIES
The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be a complete description of each security. This description is subject to and qualified in its entirety by reference to our Restated Articles of Incorporation (the “Articles”), our Amended and Restated Bylaws, as amended (the “Bylaws”), and the applicable provisions of the Georgia Business Corporation Code. Our Articles are filed as an exhibit to our Quarterly Report on Form 10-Q for the period ended June 30, 2011 and our Bylaws are filed as an exhibit to our Quarterly Report on Form 10-Q for the period ended March 31, 2011. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. The accompanying prospectus supplement may add to, update or change the terms and conditions of the securities as described in this prospectus.
Description of Common Stock
Common Stock
Our authorized voting common stock (the “Common Stock”) consists of 100,000,000 shares, $1.00 par value per share. Each holder of Common Stock is entitled to one vote per share on any issue requiring a vote at any meeting. The shares of Common Stock do not have cumulative voting rights. Upon liquidation, holders of our Common Stock, together with holders of the Company’s non-voting common stock (the “Non-Voting Common Stock”), junior preferred stock (the “Junior Preferred Stock”) and junior participating preferred stock (the “Junior Participating Preferred Stock”), Series E preferred stock (the “Series E Preferred Stock”), will be entitled to receive on a pro rata basis, after payment or provision for payment of all our debts and liabilities, and after all distributions payments are made to holders of our Series A non-cumulative preferred stock (the “Series A Preferred Stock”), our Series B (the “Series B Preferred Stock”), our Series C (the “Series C Preferred Stock), and our Series D (the “Series D Preferred Stock”), all of our assets available for distribution, in cash or in kind.
Subject to the rights of holders of our Series A Preferred Stock, our Series B Preferred Stock, our Series C Preferred Stock, and our Series D Preferred Stock to receive dividends, all shares of our Common Stock, together with all shares of our Non-Voting Common Stock, Junior Preferred Stock and Series E Preferred Stock, are entitled to share equally in any dividends that our board of directors may declare on our Common Stock, our Non-Voting Common Stock, our Junior Preferred Stock and our Series E Preferred Stock from sources legally available for distribution.
As of April 20, 2015, 50,250,379 shares of the Common Stock and 10,080,787 shares of the Non-Voting Common were issued and outstanding, exclusive of 400,436 shares of Common Stock issuable under our deferred compensation plan; 751,510 shares of Common Stock that may be issued upon the vesting of restricted stock and restricted stock units; 301,345 shares of Common Stock that may be issued upon the exercise of options outstanding, with a weighted average exercise price of  $93.01 per share; 219,908 shares of Common Stock reserved for issuance upon the exercise of warrants issued in connection with the issuance of preferred stock to Treasury with a conversion price of  $61.39 per share; and 10,080,787 shares of Common Stock reserved for issuance upon conversion of the Non-Voting Common Stock (provided certain conditions are met).
Non-Voting Common Stock
General.   Our authorized Non-Voting Common Stock consists of 30,000,000 shares, $1.00 par value per share. Except with respect to voting rights and as specifically set forth below, the Non-Voting Common Stock has the same designations, powers, preferences, limitations, restrictions, and relative rights as, and is identical in all respects to, our Common Stock. As of April 20, 2015, 10,080,787 shares of our Non-Voting Common Stock were issued and outstanding.
No Voting Rights.   Except as required by Georgia law or our Articles, holders of the Non-Voting Common Stock have no right to vote on any matter submitted to a vote at a meeting of our shareholders. The Articles provide that, in addition to any other vote required by law, the affirmative vote of the holders of a majority of the outstanding shares of the Non-Voting Common Stock, voting separately as a class, will be required to amend, alter or repeal any provision of the Articles that significantly and adversely affects the rights, preferences or privileges of the Non-Voting Common Stock.
Dividends.   Subject to the preferential dividend rights, if any, of any preferred stock of United, the holders of Non-Voting Common Stock will be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the board of directors on the Common Stock. If a dividend is declared and paid with respect to the Common Stock, then the board of directors will declare and pay an equivalent dividend, on a per share basis, to the Non-Voting Common Stock. Likewise, if the board of directors declares and pays a dividend on the Non-Voting Common Stock, it will declare and pay an equivalent dividend, on a per share basis, on the Common Stock.
Distributions.   After distribution in full of any preferential amount to be distributed to the holders of preferred stock of United, holders of Non-Voting Common Stock and Common Stock will be entitled to receive, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of United, all of United’s remaining assets of whatever kind available for distribution to the shareholders ratably in proportion to the number of shares of Common Stock and Non-Voting Common Stock held by them.
Adjustments.   In the event of any stock split, combination or other reclassification of either the Common Stock or the Non-Voting Common Stock, the outstanding shares of the other class will be proportionately split, combined or reclassified in a similar manner, provided that in any such transaction, only holders of Common Stock will receive shares of Common Stock and only holders of Non-Voting Common Stock will receive shares of Non-Voting Common Stock.
Conversion.   The Non-Voting Common Stock may be converted into Common Stock by any holder of Non-Voting Common Stock, other than the initial holder of such Non-Voting Common Stock or an affiliate thereof, who acquires one or more shares of Non-Voting Common Stock in an “Approved Transfer”. An “Approved Transfer” means a sale or other transfer (i) to an affiliate of the holder of the Non-Voting Common Stock to be transferred under common control with such holder’s ultimate parent, general partner or investment advisor but only if the transferee agrees in writing for the benefit of United to be bound by the terms of the applicable Investor Agreement; (ii) in a widely distributed public offering registered pursuant to the Securities Act; (iii) to a person that is acquiring at least a majority of United’s outstanding “voting securities” (as defined in the Bank Holding Company Act and any rules or regulations promulgated thereunder) not including any voting securities such person is acquiring from the holder of the Non-Voting Common Stock to be transferred or its affiliates; or (iv) upon certification by the holder of the Non-Voting Common Stock to be transferred in writing to United that such holder believes that the transferee shall not, after giving effect to such transfer, own for purposes of the Bank Holding Company Act, or the Change of Bank Control Act, and any rules and regulations promulgated thereunder, more than 2% of any class of voting securities of United outstanding at such time.
Mergers, Consolidations, Etc.   In the event of any merger, consolidation, reclassification or other transaction in which the shares of United’s Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, each share of Non-Voting Common Stock will at the same time be similarly exchanged or changed in an amount per whole share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that each share of Common Stock would be entitled to receive as a result of such transaction, provided that at the election of such holder, any securities issued with respect to the Non-Voting Common Stock will be non-voting securities under the resulting corporation’s organization documents and United will make appropriate provisions and take such actions necessary to ensure that holders of the Non-Voting Common Stock will retain securities with substantially the same rights and benefits as the Non-Voting Common Stock. In the event the holders of Common Stock are provided the right to convert or exchange Common Stock for stock or securities, cash and/or any other property, then the holders of the Non-Voting Common Stock will be provided the same right based upon the number of shares of Common Stock such holders would be entitled to receive if such shares of Non-Voting Common Stock were converted into shares of Common Stock immediately prior to such offering. In the event that United offers to repurchase shares of Common Stock from its shareholders generally, United will offer to repurchase Non-Voting Common Stock pro rata based upon the number of shares of Common Stock such holders would be entitled to receive if such shares were converted into shares of Common Stock immediately prior to such repurchase. In the event of any pro rata subscription offer, rights offer or similar offer to holders of Common Stock, United will provide the holders of the Non-Voting Common Stock the right to participate based upon the number of shares of Common Stock such holders would be entitled to receive if such shares were converted into shares of Common Stock immediately prior to such offering; provided that at the election of such holder, any shares issued with respect to the Non-Voting Common Stock will be issued in the form of Non-Voting Common Stock rather than Common Stock.
Restrictions on Transfer.   Shares of the Non-Voting Common Stock may only be transferred in an Approved Transfer, as described above.
Description of Preferred Stock
Under our Articles, we have the authority to issue up to 10,000,000 shares of preferred stock, $1.00 par value per share, issuable in specified series and having specified voting, dividend, conversion, liquidation, and other rights and preferences as our board of directors may determine, subject to limitations set forth in our Articles. The preferred stock may be issued for any lawful corporate purpose without further action by our shareholders. The issuance of any preferred stock having conversion rights might have the effect of diluting the interests of our other shareholders. In addition, shares of preferred stock could be issued with rights, privileges and preferences which would deter a tender or exchange offer or discourage the acquisition of control of United.
Of such authorized number of shares of preferred stock, (i) 1,000,000 shares of Junior Preferred Stock are authorized, with no shares issued or outstanding; (ii) 287,411 shares of Series A Preferred Stock are authorized, with no shares issued and outstanding; (iii) 180,000 shares of Series B Preferred Stock are authorized, with no shares issued and outstanding; (iv) 65,000 shares of Series C Preferred Stock are authorized, with no shares issued and outstanding; (v) 25,000 shares of Series D Preferred Stock are authorized, with no shares issued and outstanding; (vi) 1,000,000 shares of Series E Preferred Stock are authorized, with no shares issued and outstanding; (vii) 195,872 shares of Series F Preferred Stock are authorized, with no shares issued and outstanding; and (viii) 151,185 shares of Series G Preferred Stock are authorized, with no shares issued and outstanding.
Description of Debt Securities
We may offer from time to time debt securities in the form of either senior debt securities or subordinated debt securities. Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The debt securities will be issued under one or more separate indentures between us and a trustee to be identified in the applicable prospectus supplement.
We have summarized the general terms and provisions of the indenture below but the summary is not complete. Form of indentures for senior indebtedness and subordinated indebtedness have been incorporated by reference as exhibits to the registration statement. The indentures are substantially identical except for the subordination provisions described below under “Subordinated Debt Securities” in this “Description of the Debt Securities”. You should read the indentures for provisions that may be important to you.
When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Capitalized terms used in the summary have the meanings specified in the form of indentures. This summary refers to both indentures as the form of  “indenture”.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series.

We can issue an unlimited amount of debt securities under the indenture. The debt securities may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:
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the title of the debt securities;

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the price or prices, expressed as a percentage of the principal amount, at which we will sell the debt securities;

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whether the debt securities will be senior or subordinated;

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any subordination provisions, if different from those described below under “Subordinated Debt Securities”;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which we will pay the principal on the debt securities;

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the rate or rates, which may be fixed or variable, per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, premium and interest on the debt securities will be payable;

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the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

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any other specific terms of such debt securities.

In addition, the indenture does not limit our ability to issue convertible debt securities. Any conversion provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities.   You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may transfer certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System.   Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. The depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.
Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.
So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.
We will make payments of principal of, and premium and interest on book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. United, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.
We expect that the depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of those participants.
We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.
We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection, such as acceleration, in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:
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we are the surviving corporation or the successor person (if other than United) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

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immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

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certain other conditions are met.

Events of Default
Event of default means, with respect to any series of debt securities, any of the following:
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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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default in the payment of principal of or premium on any debt security of that series when due and payable;

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default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

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certain events of bankruptcy, insolvency or reorganization of our company; and

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any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities”. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
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that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

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the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
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reduce the amount of debt securities whose holders must consent to an amendment or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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adversely affect the right to convert any debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

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waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of our independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
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we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

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any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:
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depositing with the trustee money or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of our independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default.   In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.
The Trustee
The indentures limit the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.
The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.
Subordinated Debt Securities
Payment on the subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.
Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness. In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of the subordinated debt securities is accelerated because of an event of default.
We may not make any payment on the subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:
•
a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

•
a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the subordinated debt securities:
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in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and

•
in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived or ceases to exist and 179 days after the date on which the payment blockage notice is received by the trustee, if the maturity of the designated senior indebtedness has not been accelerated.

No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments of principal, premium and interest, including any liquidated damages, on the notes that have come due have been paid in full in cash. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice unless the non-payment default is based upon facts or events arising after the date of delivery of such payment blockage notice.
If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on the subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.
In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.
We are not prohibited from incurring debt, including senior indebtedness, under the indenture. We may from time to time incur additional debt, including senior indebtedness.
We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.
Certain Definitions
“indebtedness” means:
(1)
all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2)
all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3)
all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

(4)
all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;
(5)
all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase agreement or other similar instrument or agreement;

(6)
all direct or indirect guaranties or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7)
any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us; and

(8)
any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:
•
indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities; and

•
our indebtedness to any of our majority-owned subsidiaries.

Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Description of Warrants
This section describes the general terms and provisions of the warrants. The applicable prospectus supplement will describe the specific terms of the warrants offered under that applicable prospectus supplement and any contrary general terms outlined in this section that will not apply to those warrants.
We may issue warrants independently or together with debt or equity securities. The warrants will be issued under warrant agreements between us and a bank or trust company, as warrant agent, all as stated in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the terms of the warrants offered in this prospectus, including the following, if applicable:
•
the offering price;

•
the title of the warrants;

•
the designation and terms of any related debt securities with which the warrants are to be issued and the number of the warrants offered with each debt security;

•
the date, if any, on and after which the holder of the warrants can transfer them separately from the related debt securities;

•
the date on which the right to exercise the warrants will commence and the date on which this right will expire; and

•
whether the warrant certificates representing the warrants will be issued in registered or bearer form, and if registered, where they are transferred and registered.

A holder can exchange warrant certificates for new warrant certificates of different authorized denominations, and can exercise his or her warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.
Each warrant entitles the holder of that warrant to purchase the principal amount of securities at the price stated, or determinable in the applicable prospectus supplement. A holder can exercise warrants during the period stated in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder can exercise warrants as stated in the applicable prospectus supplement relating to the warrants. We will, as soon as practicable, forward to you the securities purchased upon exercise. If less than all of the warrants represented by the warrant certificates are exercised, a new warrant certificate will be issued for the remaining warrants.
LEGAL MATTERS
Troutman Sanders LLP will provide an opinion as to the legality of the securities. As of the date of this prospectus, members of Troutman Sanders LLP participating in this matter own an aggregate of 295 shares of our common stock.
EXPERTS
The consolidated financial statements of United and its subsidiaries as of December 31, 2014 and 2013, and for each of the two years in the period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in these materials by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given upon the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of United and its subsidiaries for the year ended December 31, 2012 included in our Annual Report on Form 10-K for the year ended December 31, 2014, incorporated in these materials by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of Porter Keadle Moore, LLC, an independent registered public accounting firm, given upon the authority of said firm as experts in auditing and accounting.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. Other than information deemed “furnished” rather than “filed” under the Exchange Act, we incorporate by reference the following documents:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•
our Proxy Statement for the 2015 Annual Meeting;

•
our Current Reports on Form 8-K filed on January 28, 2015, January 28, 2015 and February 10, 2015;

•
all other reports filed by United pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2014; and

•
all documents filed after the filing of this registration statement but prior to the effectiveness of the registration statement, and all documents filed after the date of the effectiveness of the registration statement and prior to the termination of the offering hereunder pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules (unless otherwise indicated therein)).

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Documents incorporated by reference are available from United without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference herein. You may obtain documents incorporated by reference herein by requesting them in writing or by telephone from Investor Relations, United Community Banks, Inc., at 125 Highway 515 East, Blairsville, Georgia 30512, telephone number (706) 781-2765.
We maintain a website at http://www.ucbi.com where the incorporated documents listed above can be accessed. Neither our website nor the information on our website is included or incorporated in, or is a part of, this prospectus.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act, which means that we are required to file reports, proxy statements, and other information, all of which are available to the public on the Internet site maintained by the SEC at http://www.sec.gov. You may also read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
We have filed a registration statement on Form S-3 to register the securities to be issued under this prospectus. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You may obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

$100,000,000
4.500% Fixed-to-Floating Rate
Subordinated Notes Due January 30, 2028

January 10, 2018

PROSPECTUS SUPPLEMENT

Morgan Stanley

Sandler O’Neill + Partners, L.P.